SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following materials are included on www.saveelpasonow.com:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Fl.

New York, NY 10022

Tel: 212-750-5833

Fax: 212-750-5799

A major shareholder of El Paso Corporation has initiated an effort to replace the Company’s existing board with one that has the credibility, experience and expertise necessary to turn El Paso around and restore value to its stockholders. This shareholder believes that he can no longer simply stand by as the Company is mismanaged.

We must act now to restore El Paso to its former greatness. If you own stock in the Company, we encourage you to visit this website in the coming weeks as details and enhancements are added that will help you learn more, as well as provide instructions for joining this important campaign.

In the meantime, click here [LINK TO MATERIALS PREVIOUSLY FILED] to read the letter that one of the largest shareholders sent to El Paso’s current Board of Directors, and here [LINK TO MATERIALS PREVIOUSLY FILED] to read the Notice of Business and Proposals to be brought before El Paso’s 2003 Annual Meeting.

The major shareholder who initiated this effort, Mr. Selim K. Zilkha [LINK TO MATERIALS PREVIOUSLY FILED], plans to file a proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from the stockholders of El Paso Corporation with respect to the 2003 annual meeting of stockholders.

Stockholders are urged to read this statement when it becomes available, as it will contain important information. The proxy statement and other relevant documents will be available for free at the SEC’s web site at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, and other relevant documents from the contact listed above.

Information concerning the participants in the solicitation, including a description of their direct or indirect interests, by security holdings or otherwise, is included here [LINK TO MATERIALS PREVIOUSLY FILED].

Thank you for visiting, and stay tuned for additional news and developments.

* * * * *

Mr. Zilkha plans to file a proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from the stockholders of El Paso Corporation with respect to the 2003 annual meeting of stockholders. Stockholders are urged to read this proxy statement when it becomes available, as it will contain important information. The proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission’s web site at

www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, and other relevant documents by calling Innisfree M&A Incorporated at (212) 750-5833.

Mr. Zilkha, Mr. Wyatt and the nominees listed above may be deemed participants in this solicitation. Information concerning these persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the initial filing with the Securities and Exchange Commission made by Mr. Zilkha on Schedule 14A under Rule 14a-12 on February 18, 2003.